Exhibit 5.1


                      [Conyers Dill & Pearman Letterhead]



3 October 2003


Bunge Limited
50 Main Street
White Plains
New York 10606
U.S.A.

Dear Sirs

Bunge Limited (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the "Commission") on 3 October 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 5,018,226 common shares, par value US$0.01 per share (the "Common Shares"), issuable pursuant to the Bunge Limited Equity Incentive Plan, as Amended and Restated on 13 March 2003 (the "Plan", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 1 October 2003, certified copies of extracts from minutes of a meeting of the members of the Company held on 30 May 2003 and from minutes of a meeting of the board of directors of the Company held on 13 and 14 March 2003 (together, the "Minutes"), a copy of a letter to the Company from the Bermuda Monetary Authority dated 10 July 2001 granting permission for the issue and transfer of the Company's shares, subject to the conditions set out therein and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions

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Bunge Limited - S-8 opinion
3 October 2003
Page 2


expressed herein, (d) the accuracy and completeness of all factual representations made in the Registration Statement and the Plan and other documents reviewed by us, (e) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (f) that, upon the issue of any Common Shares, the Company will receive consideration equal to at least the par value thereof and the shares of the Company will be listed on an appointed stock exchange as defined in the Companies Act 1981 of Bermuda.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuacne of the Comon Shares as described in the Registration Statement and the Plan and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person withotu our prior written consent.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. When issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


Yours faithfully,
/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN